Exhibit 21.1

INGRAM MICRO INC.,

a Delaware Corporation,

Global Subsidiaries as of December 31, 2011

	Name of Subsidiary	Jurisdiction

1.	AVAD LLC	Delaware

2.	DBL Distributing LLC	Delaware

3.	VPN Dynamics, Inc.	Delaware

4.	Ingram Micro Philippines BPO LLC	Delaware

5.	Ingram Funding Inc.	Delaware

6.	Ingram Micro CLBT LLC	Delaware

7.	Ingram Micro Delaware Inc.	Delaware

8.	Ingram Micro CLBT	Pennsylvania

9.	Ingram Micro L.P.	Tennessee

10.	Ingram Micro Texas L.P.	Texas

11.	Ingram Micro Inc.	Ontario, Canada

12.	AVAD Canada Ltd.	Canada

13.	Ingram Micro Holdco Inc.	Ontario, Canada

14.	Ingram Micro LP	Ontario, Canada

15.	Ingram Micro Logistics LP	Ontario, Canada

16.	Ingram Micro Singapore Inc.	California

17.	Ingram Micro Texas LLC	Delaware

18.	Intelligent Express, Inc.	Pennsylvania

19.	Computek Enterprises (U.S.A.) Inc.	Florida

20.	Ingram Export Company Ltd.	Barbados

21.	Ingram Micro Compañia de Servicios, S.A. de C.V.	Mexico

22.	Ingram Micro Latin America & Caribbean Inc.	Delaware

23.	Ingram Micro Chile, S.A.	Chile

24.	Ingram Micro Peru, S.A.	Peru

25.	Ingram Micro Latin America	Cayman Islands

26.	Ingram Micro Argentina, S.A.	Argentina

27.	Ingram Micro Brasil Ltda.	Brazil

28.	Ingram Micro Tecnologia E Informatica Ltda	Brazil

29.	Ingram Micro Caribbean	Cayman Islands

30.	Ingram Micro Logistics Inc.	Cayman Islands

31.	CIM Ventures Inc.	Cayman Islands

32.	Ingram Micro Mexico, S.A. de C.V.	Mexico

33.	Ingram HoldCo SRL de C.V.	Mexico

34.	Export Services Inc.	California

35.	Securematics, Inc.	California

36.	Ingram Micro SB Holdings Inc.	Cayman Islands

37.	Ingram Micro SB Inc.	California

INGRAM MICRO INC.,

a Delaware Corporation,

Global Subsidiaries as of December 31, 2011

	Name of Subsidiary	Jurisdiction

38.	Ingram Micro Management Company	USA (California)

39.	Ingram Micro Atlantic Holding Inc.	Cayman Islands

40.	Ingram Micro North Atlantic Holding Inc.	Cayman Islands

41.	Ingram Micro International Inc.	Cayman Islands

42.	Ingram Micro Europe Treasury LLC	USA (Delaware)

43.	Ingram Micro Luxembourg Sarl	Luxembourg

44.	Ingram Micro SAS	France

45.	Symtech Bulgaria EOOD	Bulgaria

46.	Ingram Micro AB	Sweden

47.	Ingram Micro GmbH	Switzerland

48.	Ingram Micro Holding GmbH	Germany

49.	Ingram Micro Pan Europe GmbH	Germany

50.	Ingram Micro Distribution GmbH	Germany

51.	Ingram Micro Israel Ltd	Israel

52.	Ingram Micro ApS	Denmark

53.	Ingram Micro AS	Norway

54.	Bright Creative Communications BV	Netherlands

55.	Ingram Micro Europe GmbH	Germany

56.	Ingram Macrotron GmbH	Germany

57.	Ingram Micro Administration GmbH	Germany

58.	Macrotron Process Technologies GmbH	Germany

59.	Ingram Micro Portugal LDA	Portugal

60.	Ingram Micro Europe BVBA	Belgium

61.	Ingram Micro BVBA	Belgium

62.	Ingram Micro GmbH	Austria

63.	Vapriva BVBA	Belgium

64.	Handelsmaatschappij voor Computers BVBA	Belgium

65.	Interact BVBA	Belgium

66.	Ingram Micro BV	Netherlands

67.	Ingram Micro SL	Spain

68.	Ingram Micro Holdings Ltd	UK

69.	Ingram Micro (UK) Ltd	UK

70.	Ingram Micro Magyarorszag Kft	Hungary

71.	Ingram Micro Finance Luxembourg Sarl	Luxembourg

72.	Ingram Micro Coordination Center BVBA	Belgium

73.	Ingram Micro Nordic Holding BVBA	Belgium

INGRAM MICRO INC.,

a Delaware Corporation,

Global Subsidiaries as of December 31, 2011

	Name of Subsidiary	Jurisdiction

74.	Ingram Micro Srl	Italy

75.	Ingram Micro Oy	Finland

76.	Ingram Micro (Thailand) Ltd	Thailand

77.	Ingram Micro Asia Holdings Inc.	California

78.	Ingram Micro Asia Pacific Pte. Ltd	Singapore

79.	Ingram Micro New Zealand Holdings	New Zealand

80.	Tech Pacific Holdings (NZ) Limited	New Zealand

81.	Ingram Micro (NZ) Limited	New Zealand

82.	Ingram Micro Asia Ltd.	Singapore

83.	Megawave Pte Ltd	Singapore

84.	Ingram Micro Singapore (Indo-China) Pte Ltd	Singapore

85.	PT Ingram Micro Indonesia	Indonesia

86.	Ingram Micro Semiconductor Asia Pte. Ltd.	Singapore

87.	Ingram Micro Malaysia Sdn Bhd	Malaysia

88.	Ingram Micro Holding (Thailand) Ltd	Thailand

89.	Ingram Micro Hong Kong (Holding) Ltd	Hong Kong

90.	Ingram Micro (China) Ltd	Hong Kong

91.	Ingram Micro (China) Holding & Commercial Co. Ltd.	China

92.	Ingram Micro International Trading (Shanghai) Co., Ltd	China

93.	Tech Pacific (N.Z.) Ltd	New Zealand

94.	Techpac Holdings Limited	Bermuda

95.	Tech Pacific Asia Limited	British Virgin Islands

96.	Tech Pacific (H.K.) Limited	Hong Kong

97.	Tech Pacific Limited	Hong Kong

98.	First Tech Pacific Distributors Sdn Bhd	Malaysia

99.	Tech Pacific Inc.	Philippines

100.	Tech Pacific Mauritius Limited	Mauritius

101.	Techpac Mauritius Limited	Mauritius

102.	Surajami Investment & Trading Co. Ltd	India

103.	Ingram Micro India Limited	India

104.	Ingram Micro (India) Exports Pte Ltd	Singapore

105.	Ingram Micro Holdings (Australia) Pty Ltd	Australia

106.	Ingram Micro Pty Ltd	Australia

107.	Ingram Micro Australia Pty Ltd	Australia

108.	Ingram Micro Lanka (Private) Limited	Sri Lanka

109.	Tech Pacific (Thailand) Co., Ltd	Thailand

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